EXHIBIT 15.2

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel: (8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add: beijing@tongshang.com  Website: www.tongshang.com.cn

April 13, 2017

Ctrip.com International, Ltd.

968 Jin Zhong Road

Shanghai 200335

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings “Key Information — Risk Factors,” “Information on the Company — Business Overview — PRC Government Regulations,” “Major Shareholders and Related Party Transactions — Related Party Transactions” and “Financial Statements — Notes to the Consolidated Financial Statements” in Ctrip.com International, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2016, which will be filed with the Securities and Exchange Commission in the month of April 2017, and further consent to the incorporation by reference of the summaries of our opinions under these captions into Ctrip.com International, Ltd.’s Registration Statements on Form S-8 (No. 333-116567, No. 333-136264 and No. 333-146761) that were filed on June 17, 2004, August 3, 2006 and October 17, 2007, respectively, and Registration Statement on Form F-3 (No. 333-208399) that was filed on December 9, 2015.

Yours faithfully,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices